Exhibit 99.1

Callon Petroleum Company Announces Closing of Core Delaware Basin Acquisition

NATCHEZ, MS, February 13, 2017 -- Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced the closing of its previously announced acquisition of oil and natural gas assets in the southern Delaware Basin from American Resource Development LLC.  On February 13, 2017, the Company completed the acquisition of approximately 16,700 net surface acres in Ward and Pecos Counties, Texas, comprised of an initially disclosed amount of 16,098 net acres and an incremental 590 net acres acquired between signing and closing of the transaction that are either within or contiguous to the Ward County footprint. Inclusive of the incremental acreage and the purchase of the midstream assets of Ameredev Midstream Development LLC, total cash consideration paid for the acquisition was $633 million, subject to customary purchase price adjustments.

The Corbets 34-149 2WA well, with a 10,000’ drilled lateral targeting the Lower Wolfcamp A, is currently flowing back in Ward County. In addition, a second 10,000’ drilled lateral targeting the Wolfcamp B is awaiting completion in an offsetting drilling unit. After closing of this transaction, Callon’s position in the Permian Basin now totals over 56,000 net surface acres.

Fred Callon, Chairman and Chief Executive Officer commented, “Our initial entry into the Delaware Basin represents another important strategic step for Callon in the Permian Basin. The contiguous acreage position resides within a deep, over-pressured region and includes multiple, oil-weighted target intervals. We currently estimate over 480 gross horizontal locations on the acquired Ward County acreage in just the Wolfcamp A and B zones that have been well-delineated in the area, with potential upside locations in the Wolfcamp C and various Bone Spring intervals, in addition to emerging development opportunities in Pecos County. This new development unit, our fourth core operating area in the Permian which we have named Spur, will be an important component of our growing portfolio of investment opportunities that we believe will drive attractive returns on total capital employed as our Permian drilling activity increases. We are preparing to add a dedicated horizontal drilling rig to the Spur operating area by mid-year 2017, which will be our fourth operated rig in the Permian, with the potential for incremental drilling activity in the Delaware Basin in 2018.”

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the implementation of the Company’s business plans and strategy, including future drilling plans, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company's current views with respect to future events and performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the Company’s ability to realize the anticipated benefits of the acquisition, the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC's website at www.sec.gov.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News” link on the top of the homepage.

For further information contact:

Eric Williams

Manager, Finance

1-800-451-1294